Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of February 12, 2024 (this “Sponsor Support Agreement”), is entered into by and among 99 Acquisition Group Inc., a Delaware corporation (“Parent”), 99 Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Nava Health MD, Inc., a Maryland corporation (the “Company”). Capitalized terms used but not defined in this Sponsor Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, NNAG Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Bernaldo Dancel, in the capacity as the representative of the Company stockholders, are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, in accordance with the Merger Agreement and Section 3-314 of the Maryland General Corporation Law (the “MGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

WHEREAS, as a result of the Merger, among other matters, all of the issued and outstanding capital stock of the Company as of immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration Shares and, if applicable, the Contingent Merger Consideration Shares as set forth in the Merger Agreement, and subject to the Merger Agreement;

WHEREAS, as of the date hereof, the Sponsor owns 2,500,000 shares of Parent’s common stock, par value $0.0001 per share (“Parent Common Stock”) (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Sponsor Support Agreement being referred to herein as the “Sponsor Shares”);

WHEREAS, the Board of Directors of each of Parent and Merger Sub has (a) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the Additional Agreements to which Parent or Merger Sub is or will be a party (collectively, the “Transactions”), and the performance of their respective obligations thereunder, on the terms and subject to the conditions set forth therein, (b) determined that the Merger Agreement and the Transactions are advisable and in the best interests of Parent and Merger Sub and their respective stockholders, and (c) resolved to recommend that Parent’s and Merger Sub’s stockholders approve the Merger and the Transactions, adopt the Merger Agreement, the Additional Agreements to which they are or will be a party, and approve the performance of Parent’s and Merger Sub’s respective obligations thereunder; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Sponsor is executing and delivering this Sponsor Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. The Sponsor, solely in its capacity as a stockholder of Parent, agrees that, during the term of this Sponsor Support Agreement, at the Parent Stockholder Meeting, at any other meeting of the stockholders of Parent (the “Parent Stockholders”) related to the Merger Agreement or the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Parent Stockholders related to the Transactions (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), the Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares in favor of all Parent Proposals, including approval of the Merger Agreement and the Transactions; and

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(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Sponsor Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Support Agreement.

2. Restrictions on Transfer. The Sponsor agrees that, during the term of this Sponsor Support Agreement, it shall not:

(a) directly or indirectly (i) sell, assign, pledge or otherwise transfer or dispose of, encumber, hedge, swap, convert or utilize a derivative to transfer an interest in (individually and collectively, “Transfer”), any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Sponsor Support Agreement in a form reasonably acceptable to the Company and Parent, or (ii) enter into any Contract, option, or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of any Sponsor Shares.

(b) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of the Sponsor Shares) with respect to any Sponsor Shares, or enter into any other Contract with respect to any Sponsor Shares that would prohibit or prevent the satisfaction of its obligations pursuant to this Sponsor Support Agreement;

(c) take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect, or have the effect of preventing or disabling the Sponsor from performing its obligations hereunder;

(d) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Sponsor from performing any of its obligations hereunder; or

(e) publicly announce any intention to effect any such transaction specified in this Section 2.

Parent shall not, and shall not permit Parent’s transfer agent to, register any Transfer of the Sponsor Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that, during the term of this Sponsor Support Agreement, it shall not redeem, or submit a request to Parent or Parent’s transfer agent to redeem, or otherwise exercise any right to redeem, any Sponsor Shares.

4. New Securities. The Sponsor agrees that, during the term of this Sponsor Support Agreement, in the event that (a) any shares of Parent Common Stock or other voting securities of Parent are issued to the Sponsor after the date of this Sponsor Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Sponsor, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other voting securities of Parent after the date of this Sponsor Support Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other voting securities of Parent after the date of this Sponsor Support Agreement (such Parent Common Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted the Sponsor Shares as of the date hereof.

5. Lock-Up. Subject to the consummation of the Merger, the Sponsor shall be restricted from selling, transferring or otherwise disposing of, directly or indirectly, any shares of Parent Common Stock that are converted into or received by the Sponsor as a result of the Merger (the “Lock-up Shares”) in accordance with Section 7 of that certain Letter Agreement, dated August 17, 2023, by and among Parent, the Sponsor and the other parties named therein, which is incorporated by reference herein. The Sponsor hereby authorizes and requests Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Lock-up Shares. Such stop-transfer order shall be removed upon expiration of the applicable lock-up period.

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6. Waiver of Anti-Dilution Protection. The Sponsor hereby waives, forfeits, surrenders and agrees to not exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the organizational or constitutive documents of Parent in connection with the Merger and the other Transactions (including any financing in connection therewith). The Sponsor acknowledges and agrees that (a) this Section 6 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the organizational or constitutive documents of Parent in connection with the Merger and the other Transactions; and (b) such waiver, forfeiture and surrender granted hereunder shall terminate only upon the termination of this Sponsor Support Agreement.

7. No Challenge. The Sponsor agrees to not commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

8. Waiver. The Sponsor hereby irrevocably and unconditionally waives, and agrees to not exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable Law (including Section 262 of the General Corporation Law of Delaware) relating to the Merger and the consummation of the Transactions, including any notice requirements.

9. Consent to Disclosure. The Sponsor hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities Authority, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of the Sponsor’s identity and beneficial ownership of the Sponsor Shares and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Sponsor Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Sponsor Support Agreement. The Sponsor will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). The Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

10. Sponsor Representations: The Sponsor represents and warrants to Parent and the Company, as of the date hereof, that:

(a) The Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) The Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Support Agreement;

(c) The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor;

(d) This Sponsor Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Support Agreement, this Sponsor Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by the Enforceability Exceptions);

(e) The execution and delivery of this Sponsor Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that

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has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Support Agreement;

(f) There are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any Authority that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of the Sponsor’s obligations under this Sponsor Support Agreement;

(g) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Sponsor Support Agreement or any of the transactions contemplated hereby, based upon arrangements made by or on behalf of the Sponsor;

(h) The Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors;

(i) The Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

(j) The Sponsor has good title to the Sponsor Shares, free and clear of any Liens other than Permitted Liens and Liens under Parent Certificate of Incorporation and/or Parent Bylaws, and the Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

(k) the Sponsor Shares are the only shares of Parent’s capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Sponsor Support Agreement.

11. Specific Performance; Remedies Cumulative. The Sponsor hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Sponsor Support Agreement, (b) monetary damages would not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in Law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

12. Entire Agreement; Amendment; Waiver. This Sponsor Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Sponsor Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Sponsor Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

13. Binding Effect; Assignment; Third Parties. This Sponsor Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Sponsor Support Agreement and all obligations of the Sponsor are personal to the Sponsor and may not be assigned, transferred or delegated by the Sponsor at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Sponsor Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

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14. Counterparts. This Sponsor Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Company Support Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Company Support Agreement as to the parties and may be used in lieu of the original Company Support Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Company Support Agreement shall become effective upon delivery to each party of executed signature pages that together (but need not individually) bear the signatures of all other parties.

15. Severability. This Sponsor Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 11.6 (Governing Law), 11.14 (Waiver of Jury Trial), and 11.15 (Submission to Jurisdiction) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Sponsor Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Support Agreement shall be in writing and shall be sent or given in accordance with the terms of and to the addresses set forth in Section 11.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, and, with respect to the Sponsor, at the address set forth underneath its name on the signature page hereto.

17. Termination. This Sponsor Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or the Sponsor shall have any rights or obligations hereunder, on the earliest of (a) the mutual written consent of Parent, the Company and the Sponsor, (b) the Effective Time, or (c) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Sponsor, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Sections 12, 13, 14, 15, 16, 17, 18, 20 and 21 shall survive the termination of this Sponsor Support Agreement.

18. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

19. Expenses. The Sponsor shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Sponsor Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the payment and/or reimbursement of the fees and expenses of the Company and Parent in connection herewith shall be governed by the provisions of Section 11.4 (Expenses) of the Merger Agreement, which is incorporated herein by reference; provided, that in the event of any Action arising out of or relating to this Sponsor Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

20. Interpretation. The titles and subtitles used in this Sponsor Support Agreement are for convenience only and are not to be considered in construing or interpreting this Sponsor Support Agreement. In this Sponsor Support Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (c) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Sponsor Support Agreement as a whole and not to any particular section or other subdivision of this Sponsor Support Agreement. The parties have participated jointly in the negotiation and drafting of this Sponsor Support Agreement. Consequently, in the event an ambiguity or question of intent or

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interpretation arises, this Sponsor Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Sponsor Support Agreement.

21. No Partnership, Agency or Joint Venture. This Sponsor Support Agreement is intended to create a contractual relationship among the Sponsor, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. The Sponsor has acted independently regarding its decision to enter into this Sponsor Support Agreement. Nothing contained in this Sponsor Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Shares. All rights, ownership and economic benefits of and relating to the Sponsor Shares shall remain vested in and belong to the Sponsor, and neither the Company nor Parent shall have any authority to direct the Sponsor in the voting or disposition of any Sponsor Shares, except as otherwise provided herein.

22. Capacity as Stockholder. The Sponsor signs this Sponsor Support Agreement solely in its capacity as a stockholder of Parent, and not in any other capacity. Nothing herein shall be construed to limit or affect any actions or inactions by any Representative of the Sponsor serving as a director of Parent or any Subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any Subsidiary of Parent.

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IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:
NAVA HEALTH MD, INC.
By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	Chief Executive Officer

{Signature Page to Sponsor Support Agreement}

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IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

Parent:
99 ACQUISITION GROUP INC.
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Chief Executive Officer
The Sponsor:
99 ACQUISITION SPONSOR LLC
By:	/s/ Hiren Patel
Name:	Hiren Patel
Title:	Manager

{Signature Page to Sponsor Support Agreement}

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